                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - July 15, 1994


                            MELLON BANK CORPORATION
               (Exact name of registrant as specified in charter)



       PENNSYLVANIA                     1-7410                 25-1233834
(State or other jurisdiction          (Commission           (I.R.S. Employer
     of incorporation)                File Number)         Identification No.)

                               ONE MELLON BANK CENTER
                                  500 GRANT STREET
                              PITTSBURGH, PENNSYLVANIA                     15258
                        (Address of principal executive offices)         (Zip code)



      Registrant's telephone number, including area code - (412) 234-5000

Item 5.    Other Events
- - -----------------------

Mellon Bank Corporation ("Mellon") completed its acquisition of The Boston Company ("TBC") in May 1993. On May 25, 1993, Mellon filed a Current Report on Form 8-K describing the completion of the TBC acquisition and, on June 30, 1993, filed a Form 8-K/A with financial statements and exhibits required under
Item 7.

In connection with that acquisition, Mellon recorded $175 million of merger expenses, or approximately $112 million after-tax, to reflect various expenses necessitated by the merger. This Form 8-K provides the originally estimated components used to record the merger expenses, the current revised estimate of the costs of each component, the actual costs incurred by quarter through March 31, 1994, and the periods in which the remaining expenditures are expected to occur.

When Mellon was evaluating the potential acquisition of TBC, Mellon identified a number of duplicate systems, processes, locations and staff that would require integration. This was expected to result in significant cost savings, compared to the total of the respective companies' operating expenses, but would require certain expenditures to eliminate duplication and to achieve the benefit from system processing economies of scale.

Integration plans were developed with high regard given to the customer service nature of the businesses being merged, the intolerance for error and the need for a controlled and orderly transition. This was required to preserve existing customer relationships and provide an uninterrupted level and quality of service during the customer-by-customer conversions to the combined systems. The incremental expenses necessary to accomplish this integration of systems, staffs and facilities included estimated expenditures for systems integration and severance over a two and one half year period. Expenditures on systems conversions were planned to be low in the initial months following the acquisition and increasing over the two and a half year period. Likewise, expenditures on severance were expected to generally follow the systems expenditures, as duplicative processes were integrated and the merged systems became operational.

In connection with the acquisition, Mellon reevaluated the carrying value of certain assets in light of the strategic direction of the merged businesses. This resulted in adjustment to the merged entity's carrying values that would not have been required had the merger not occurred.

The following table shows the original and current estimates of the components of the merger expenses and the remaining accruals at March 31, 1994. Adjustments to estimates for a $20 million reduction of severance expense and a $19 million increase to systems integration expense were necessary due to changed circumstances following the acquisition date, primarily due to larger-than-anticipated voluntary attrition at TBC.

Approximately 54% of the $175 million has been incurred at March 31, 1994 to implement activities through the first ten months following acquisition. Current plans indicate approximately 85% or more will be incurred by year-end 1994 and the remaining 15% in 1995.





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

                                          Estimated total expenses                                             Remaining accrual at
                                   --------------------------------------   Expenditures to date                  March 31, 1994
                                    Original                                --------------------                  expected to be
                                   estimate at    Increase      Current         1993        1994    Remaining       expended in
Activity by Mellon                 acquisition   (decrease)     estimate    ------------    ----   Accrual at   --------------------
and/or TBC (in millions)               date      to estimate   at 3/31/94   2Q   3Q   4Q     1Q     3/31/94       1994        1995
- - ---------------------------------  -----------   -----------   ----------   --   --   --     --    ----------   --------    --------
Incremental Expenses:

  Facilities Expense:  Merge
     Mellon and TBC London
     offices into one location
     and discontinue use of one
     location; moving expenses
     in Mellon's Pittsburgh and
     TBC's Boston offices in
     conjunction with staff
     integration; and write-off
     of leasehold improvements
     carrying values in locations
     to be discontinued.               $ 8         $ --           $ 8       $3   $--  $--    $--       $5          $2          $3

  Severance, Incentive Retention
     Plan, Relocation and Travel:
     Expenses incident to staff
     reductions and movement in
     Boston and Pittsburgh and
     retention incentive plan
     included in the purchase
     agreement.  Remaining
     expenditures relate to
     remaining severance through
     1995 and payment of incentive
     retention due in November 1994,
     contractually created in the
     TBC purchase agreement.            32          (20)           12       --    2    2      1         7           3           4





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

                                          Estimated total expenses                                             Remaining accrual at
                                   --------------------------------------   Expenditures to date                  March 31, 1994
                                    Original                                --------------------                  expected to be
                                   estimate at    Increase      Current         1993        1994    Remaining       expended in
Activity by Mellon                 acquisition   (decrease)     estimate    ------------    ----   Accrual at   --------------------
and/or TBC (in millions)               date      to estimate   at 3/31/94   2Q   3Q   4Q     1Q     3/31/94       1994        1995
- - ---------------------------------  -----------   -----------   ----------   --   --   --     --    ----------   --------    --------
  Systems Integration:
     Expenses to integrate and
     merge duplicate TBC and
     Mellon systems.  Remaining
     expenditures will be incurred
     upon the late 1994 move of
     the TBC datacenter to
     Pittsburgh, as well as the
     completion of the planned
     systems conversion activity,
     as originally scheduled
     through 1995.                      48           19             67      --    1    2      4        60          45          15

  Professional and consulting:
     Professional fees for services
     provided by investment
     bankers, legal counsel and
     auditors incident to the
     purchase agreement, and
     consulting expense, including
     that related to the integration
     of the two companies' general
     ledger systems.                    18           (2)            16       5    3    2      1         5           5          --

  Other, including the $4 million
     write-off of software carrying
     value of an MBC system which
     was discarded in favor of using
     TBC's system for the merged
     company.                            7            3             10      --    1    1      4         4           4          --
                                      ----           --           ----     ---   --   --      -       ---         ---         ---

     Subtotal                         $113           --           $113      $8   $7   $7    $10       $81         $59         $22
                                      ----           --           ----      --   --   --    ---       ---         ---         ---





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

                                                                     Original
Activity by Mellon                                                   Estimated
and/or TBC (in millions)                                             Expenses
- - --------------------------------------                               ---------
Non-cash adjustments to balance sheet
  carrying values:

  Adjust TBC reserve for credit
     losses to reflect a combined
     reserve calculated consistent
     with Mellon's reserve methodology
     and record Mellon's share of losses
     on the United Kingdom loan portfolio
     using estimated sales prices for
     valuation purposes                                                   52

  Write down carrying value of
     Mellon and TBC real estate
     advisory companies that were
     to be merged                                                         10
                                                                        ----

     Subtotal                                                             62
                                                                        ----

     Total merger expenses                                              $175
                                                                        ====





Item 7.    Financial Statements and Exhibits
- - --------------------------------------------

Attached hereto, as Exhibit 99.1, is the unaudited pro forma condensed income statement of the Corporation and TBC for the full year of 1993 as if the Corporation's acquisition of TBC had been effective January 1, 1993.


    Exhibit
    Number        Description
    -------       -----------
     99.1         Mellon Bank Corporation and Subsidiaries and The Boston Company, Inc. and Subsidiaries
                  Pro Forma Condensed Income Statement (unaudited).





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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          MELLON BANK CORPORATION

Date:  July 15, 1994                      By: STEVEN G. ELLIOTT
                                              --------------------------------
                                                     Steven G. Elliott
                                               Vice Chairman, Chief Financial
                                                    Officer and Treasurer





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                                EXHIBIT INDEX

Number            Description                                  Method of Filing

99.1           Unaudited pro forma condensed income            Filed herewith
               statement of the Corporation and TBC
               for the full year of 1993 as if the
               Corporation's acquisition of TBC had
               been effective January 1, 1993.